EXHIBIT 17 UNDER FORM N-1A
                                              EXHIBIT 24 UNDER ITEM 601/REG. S-K



                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of INVESTMENT SERIES FUNDS, INC. and the Assistant General Counsel of Federated Investors, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES            TITLE                       DATE

   /s/ John F. Donahue                            Chairman and Director
                   December 1, 1995
John F. Donahue       (Chief Executive Officer)

  /s/ J. Christopher Donahue                      President and Director
                   December 1, 1995
J. Christopher Donahue


/s/ David M. Taylor                               Treasurer December 1, 1995
David M. Taylor       (Principal Financial and
                      Accounting Officer)


/s/ Thomas G. Bigley                              Director  December 1, 1995
Thomas G. Bigley


/s/ John T. Conroy, Jr.                           Director  December 1, 1995
John T. Conroy, Jr.


/s/ William J. Copeland                           Director  December 1, 1995
William J. Copeland


/s/ James E. Dowd                              Director     December 1, 1995
James E. Dowd


/s/ Lawrence D. Ellis, M.D.                       Director  December 1, 1995
Lawrence D. Ellis, M.D.


/s/ Edward L. Flaherty, Jr.                       Director  December 1, 1995
Edward L. Flaherty, Jr.


/s/ Peter E. Madden                               Director  December 1, 1995
Peter E. Madden


/s/ Gregor F. Meyer   Director                 December 1, 1995
Gregor F. Meyer


/s/ John E. Murray, Jr.                           Director  December 1, 1995
John E. Murray, Jr.


/s/ Wesley W. Posvar                           Director     December 1, 1995
Wesley W. Posvar


/s/ Marjorie P. Smuts                             Director  December 1, 1995
Marjorie P. Smuts











Sworn to and subscribed before me this 1st  day of December, 1995.


 /s/ Marie M.  Hamm
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